Exhibit 99.1

Global Public Affairs & Communications P.O. Box 1734, Atlanta, GA 30301 +1 (404) 676-2683

FOR IMMEDIATE RELEASE

CONTACTS:        Investors:            Jackson Kelly

+1 (404) 676-7563

Media:       Kenth Kaerhoeg

+1 (404) 676-2683

pressinquiries@na.ko.com

THE COCA-COLA COMPANY ANNOUNCES EXPIRATION OF
MAXIMUM TENDER OFFER

ATLANTA, Dec. 15, 2010 — The Coca-Cola Company (“TCCC” or the “Company”) today announced the expiration, as of 11:59 p.m., EST, on Tuesday, December 14, 2010, of the Maximum Tender Offer relating to a maximum tender amount of $1,601,783,000 in aggregate principal amount of notes pursuant to its previously announced cash tender offers.

According to information provided by D.F. King & Co., Inc., the tender agent for the offers, $1,041,056,000 in aggregate principal amount of notes subject to the Maximum Tender Offer were validly tendered and not validly withdrawn before 5:00 p.m., EST, on Tuesday, November 30, 2010, the early tender date for the Maximum Tender Offer, and a total of $1,049,559,000 aggregate principal amount of notes subject to the Maximum Tender Offer were validly tendered and not validly withdrawn before the expiration date for the Maximum Tender Offer, as more fully set forth below. In the Any and All Offer, which expired on Tuesday, November 22, 2010, $1,848,217,000 in aggregate principal amount of notes were validly tendered and accepted for purchase.

Issuer	CUSIP Numbers	Title of Security	Principal Amount Outstanding (US$)	Principal Amount Tendered (US$)	Percent Tendered of Principal Amount Outstanding	Acceptance Priority Level

TCCC	191216AM2	4.875% Notes due 2019	$1,350,000,000	$459,317,000	34.02%	1
TCCC	191216AK6	5.350% Notes due 2017	$1,750,000,000	$590,242,000	33.73%	2

The $1,049,559,000 in aggregate principal amount of notes subject to the Maximum Tender Offer that were validly tendered and not validly withdrawn before the expiration date of the Maximum Tender Offer does not exceed the maximum tender amount of $1,601,783,000. As a result, the Company has accepted for purchase all notes validly tendered and not validly withdrawn. The Company expects to make payment for all notes accepted for purchase in same-day funds today.

Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. served as coordinating dealer managers and BofA Merrill Lynch and Goldman, Sachs & Co. served as dealer managers and D.F. King & Co., Inc. served as the tender and information agent for the tender offers.

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is the world’s largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Along with Coca-Cola, recognized as the world’s most valuable brand, the Company’s portfolio includes 12 other billion dollar brands, including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply and Georgia. Globally, we are the No. 1 provider of sparkling beverages, juices and juice drinks and ready-to-drink teas and coffees. Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy the Company’s beverages at a rate of 1.6 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that protect the environment, conserve resources and enhance the economic development of the communities where we operate.

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs, changes in lifestyles and competitive product and pricing pressures; impact of the global credit crisis on our liquidity and financial performance; increased competition; our ability to expand our operations in developing and emerging markets; foreign currency exchange rate fluctuations; increases in interest rates; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; increases in income tax rates or changes in income tax laws; increases in indirect taxes or new indirect taxes; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes, work stoppages or labor unrest; increase in the cost, disruption of supply or shortage of energy; increase in cost, disruption of supply or shortage of ingredients or packaging materials; changes in laws and regulations relating to beverage containers and packaging, including container deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States or other major markets; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and corporate reputation as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards and taxation requirements; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; the impact of climate change on our business; global or regional catastrophic events; risks related to our acquisition of Coca-Cola Enterprises Inc.’s North American operations; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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